AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

METHODIST NORTH MEDICAL OFFICE BUILDING

2338 West Sud Parkway, Peoria, Illinois

THIS AGREEMENT ("Agreement") is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL V, LLC ("Buyer"), and PEORIA MOB OWNERS LLC ("Seller").

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)    "Closing" shall mean the consummation of the transaction contemplated herein, which shall occur, subject to the extension set forth in Section 10 hereof, on December 15, 2011. The date of Closing is sometimes hereinafter referred to as the "Closing Date or Closing". Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (or if both Buyer and Seller agree, to Buyer's and/or Seller's counsel) prior to the date of Closing.

(b)    "Due Diligence Period" shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is thirty (30) days thereafter. Buyer and Seller shall agree in writing to the date that is the end of the Due Diligence Period after execution of this Agreement Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period shall be extended by one (1) day. If Seller is in default under § 1(b) hereunder and Buyer has notified Seller of such default five (5) days prior to the expiration of the Due Diligence Period, the Due Diligence Period will be extended until the earlier to occur of the following: (a) Seller has cured such default to the reasonable satisfaction of Buyer and if such default relates to the failure to deliver any item required to be delivered by Seller under Section 6(b) hereunder, an additional ten (10) days, (b) Buyer terminates this Agreement in accordance with the terms hereof, or (c) the date mutually agreed to by Buyer and Seller.

(c)   "Earnest Money" shall mean Five Hundred Thousand Dollars ($500,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. In the event that Buyer and Seller exercise the extension set forth in Section 10 hereof, Buyer shall deposit an additional Five Hundred Thousand Dollars ($500,000.00) with the Escrow Agent within three (3) business days after the date that mutual adjournment is reached. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time of Closing, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

(d)    "Effective Date" This Agreement shall be signed by both Seller and Buyer. The datelhat is one (1) business day after the date of the last execution and acceptance by both parties shall be the "Effective Date" of this Agreement.

(e)    "Escrow Agent" shall mean Chicago Title Insurance Company, Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-Mail: ditlowE@ctt.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collections and disbursement of the funds.

(f)    "Guarantor" shall mean Methodist Health Services Corporation.

(g)    "Guaranty" shall mean those two (2) Guarantees of the Lease dated July 7, 2008 (the "Guaranty") executed by Guarantor.

(h)    "Lease" shall mean (i) that certain First Floor Lease dated as of July 7, 2008 between Seller, as landlord, and Methodist Services, Inc., as Tenant ("Tenant"), as amended, and (ii) that certain Second and Third Floor Lease dated as of July 7, 2008 between Seller, as Landlord, and Methodist Services, Inc., as Tenant;

(i)    "Passive Interest" The Seller is Selling a ninety-nine percent (99%) interest in the Property. The Seller will continue to own an interest in the Property ("Passive Interest") in return for a credit against the Purchase Price equal to one percent (1%) of the Purchase Price (defined below). Seller shall not be permitted to sell or transfer the Passive Interest without Buyer's consent. The Passive Interest will not be entitled to any decision-making, voting, buy or sell rights. Buyer will have the right to purchase the Passive Interest from Seller upon an agreement of any kind to sell or otherwise transfer all or a portion of Buyer's Controlling Interest or Buyer's decision to sell the Property as a stand-alone transaction or as part of a portfolio transaction. The Passive Interest shall be purchased at a fixed price of $246,250.00, less the pro rata amount of any debt then on the Property. If Buyer places debt on the Property at Closing the purchase price for Passive Interest will be reduced on a pro rata basis. If debt is placed on the Property after Closing, Seller shall receive its pro rata 1% share of such net refinancing proceeds. Buyer and Seller shall mutually agree to the terms of a limited liability agreement (the "LLC Agreement") incorporating the terms herein within two (2) weeks from the Effective Date.

"Property" shall mean (a) the rights of Seller as Ground Lessee under the ground lease covering that certain real property located at 2338 West Sud Parkway in Peoria, Illinois, being more particularly described on Exhibit A, attached hereto and incorporated herein (the "Ground Lease") together with all buildings, facilities and other improvements located thereon (collectively, the "Improvements"); (b) all right, title and interest of Seller under the Ground Lease and Lease and all security deposits (if any) that Seller is holding pursuant to the Lease; (c) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the "Personalty"); (d) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Ground Lease and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant (the "Intangible Property").

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(k)    "Purchase Price" shall mean Twenty-four Million Six Hundred Twenty-five Thousand Dollars ($24,625,000.00), less the value of the Passive Interest.

(I)                   Seller and Buyer's Notice address

(i)     "Seller's Notice Address" shall be as follows, except as same may be changed pursuant to the Notice section herein:

Peoria MOB Owners, LLC

Robert Sina, Lend Lease DASCO

11360 Jog Road, Suite 200

Palm Beach Gardens, FL 33418

Tel. No.: (561) 691-9900

Fax No.: (561) 622-2622

Email: Robert.Sina@lendlease.com

Sellers Attorney:

Thomas K. Pierce, Esq.

11360 Jog Road, Suite 200

Palm Beach Gardens, FL 33418

Tel. No.: (561) 691-9900

Fax No.: (561) 622-2622

Email: tom.pierce@lendlease.com

(ii)   "Buyer's Notice Address" shall be as follows, except as same may be changed pursuant to the Notice section herein:

William Kahane

American Realty Capital V, LLC

405 Park Avenue, 12th Floor

New York, NY 10022

Tel. No.: (215) 887-3054

Fax No.: (646) 861-7751

Email: wkahane@arlcap.com

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And to:

Jesse Galloway

American Realty Capital V, LLC

405 Park Avenue, 15th Floor New York, NY 10022

Tel. No.: (212) 415-6516

Fax No.: (646) 861-7751

Email: jgalloway@arIcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With notice to:

James A. (Jim) Mezzanotte American Realty Capital, LLC 202 E Franklin Street

Monroe, NC 28112

Tel. No.: (212) 415-6570

Fax No.: (212) 415-6507

Email: jmezzanotte@arlcap.eom

2.       Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, a 99% interest in the Property for the Purchase Price.

3.      Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds to Escrow Agent, at the Closing Date, or as otherwise agreed to between Buyer and Seller.

4.      Proration of Expenses and Payment of Costs and Recording Fees.

(a)     All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively "Taxes and Assessments") due and payable on or before the Closing Date and not paid by Tenant shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing unless Tenant is not responsible for all such Taxes and Assessments due in accordance with the provisions of the Leases.

(b)   All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing through and including the last day of the calendar month in which the Closing Date occurs.

(c)  Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as "Seller's Closing Costs":

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(i)    100% of Standard (ALTA) Owner's Title Insurance policy premiums, including search costs and excluding any endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)    Transfer taxes on the sale and transfer of the Property.

(iii)      Broker's commission payments (for both leasing and sales commissions earned), in accordance with Section 23 of this Agreement;

(iv)   All fees relating to the granting and executing the Deed for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.

(d)        Buyer shall pay or be charged with the following costs and expenses inconnection with this transaction, which costs shall be referred to as "Buyer's Closing Costs":

(i)       The cost of any Title Insurance policy premiums for any endorsements and mortgage insurance issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)      all costs and expenses in connection with Buyer's financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax;

(iii)    Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations; and

(iv)      Buyer shall pay recording fees for all recorded documents.

(e)       Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5.          Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

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6.         Examination of Property. Seller and Buyer hereby agree as follows:

(a)    Buyer shall order a title commitment (the "Title Commitment") for the Property from Escrow Agent promptly after the date hereof. All matters shown in the Title Commitment with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed "Permitted Exceptions". However, Permitted Exceptions shall not include any mechanic's lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property, (collectively, "Liens"). Seller shall be required to cure, remove or obtain insurance over all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller agrees to remove or cure any reasonable objections of Buyer which are of a nature that are capable of being cured with reasonable efforts prior to Closing. Seller shall have no obligation to cure any title matter objected to, except as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within ten (10) business days following receipt of Buyer's objections. In the event that Seller refuses to remove or cure any reasonable objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller's notice, upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the later of (i) twenty (20) days after the Buyer's and Seller's receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an "Objection"). If Seller does not remove or cure such Objection within twenty (20) days of the date of Closing, Buyer may terminate this Agreement, in which case the Earnest Money shall be returned to Buyer, Seller shall reimburse Buyer for all out of pocket costs and expenses incurred hereunder and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.

(b)    Within five (5) days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller's possession or reasonably obtainable by Seller or Seller's counsel: (i) a complete copy of all leases affecting the Property and all amendments thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings for improvements located on the Property; (iv) a copy of Seller's title insurance policies relating to the Property; (v) a copy of the certificate of occupancy and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental and engineering reports for the Property; (vii) copies of the Property's real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (viii) the operating statements of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if the Tenant has been operating for less than twenty-four (24) months, for the period of operation; (ix) all service contracts and insurance certificates which affect the Property, if any; (x) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any roof warranties; and (xi) a written inventory of all items of personal property to be conveyed to Buyer, if any; (xii) the items set forth on Exhibit K (the "Due Diligence Materials"). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with the conduct of business by any Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer's representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer's due diligence with a representative of Seller present. Upon signing this agreement, Seller shall at Buyer's request arrange all site visits. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.

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(e)    Within thirty (30) days of Closing, Seller shall deliver Estoppel Certificates certified to Buyer, the Approved Assignee and their Lender, successors and assigns (and simultaneously provide Buyer with a copy of such request) and a Waiver of Tenant's right of first refusal, if applicable. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant in the form attached hereto as Exhibit F (the "Tenant Estoppel Certificate") an estoppel certificate from Ground Lessor in the form attached hereto as Exhibit F1 (the "Ground Lessor Certificate") and an estoppel certificate from Guarantor in the form attached hereto as Exhibit G (the "Guarantor Estoppel Certificate"), and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificates when Seller receives the same. Within five (5) business days following the date that Buyer has received complete copies of the Lease and Guaranty, Buyer may propose modifications or additions to the form of estoppel certificates attached hereto as Exhibits F, F land G.

(d)    Seller shall use good faith reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Tenant, Buyer and Buyer's Lender, if applicable (the "SNDA").

(e)    Seller shall use good faith reasonable efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.

7.           Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $100,000, or (c) with respect to any condemnation, any Improvements or access to the Improvements or more than five percent (5%) of the Property is (or will be) condemned or taken or such other portion of the Property, that renders the Property unusable in Buyer's reasonable good faith determination, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer's receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller's insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

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8.            Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the "Demand") upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.

(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent's mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

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9.            Default

(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller's sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer's default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

(b)    In the event of a default in the obligations herein taken by Seller, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the actually incurred, third party, out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement up to $20,000 upon presentation of signed lien waivers or proof of payment which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller's obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the "Closing Extension Period"), and the "Closing Date" shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (1) through (iii) above except that the term "Closing" shall read "Extended Closing".

In no event under this Section or otherwise shall Seller be liable to Buyer for any punitive, speculative or consequential damages.

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10.         Closing. The Closing shall consist of the execution and delivery of documents by

Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:

(a)     An Assignment and Assumption of Ground Lease in the form attached hereto as Exhibit B;

(b)     An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;

(c)     A Bill of Sale in the form attached hereto as Exhibit D;

(d)     An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(e)     An original Tenant Estoppel Certificate dated no earlier than 30 days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease;

 An original Guarantor Estoppel Certificate dated no earlier than 30 days prior to the date of Closing;

(g)     An original Ground Lessor Estoppel Certificate dated no earlier than 30 days prior to the date of Closing

(h)     A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(i)     All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;

(j)     Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(k)     Originals of the warranties set forth on Exhibit I;

(1)     To the extent not previously delivered to Buyer, the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder, or a copy thereof bearing an original certification of Tenant confirming that the copy is true, correct and complete; the leasing files; and copies of all books and records applicable to the Property which are identified by Buyer by written notice to Seller and reasonably necessary for the orderly transition of operation of the Property;

(m)     A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Seller;

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(n)      An owner's title affidavit as to mechanics' liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;

(0)      An original SNDA fully executed and notarized by Tenant, if requested by Buyer;

(p)      Letter to Tenant in form of Exhibit H attached hereto;

(q)      The five (5) year Management Agreement for the Property executed by Lend Lease DASCO and Buyer;

(r)      The LLC Agreement executed by Seller and Buyer; and

   Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the applicable closing documents. Buyer shall have the right to advance the Closing upon five (5) days prior written notice to Seller; provided that all conditions precedent to both Buyer's and Seller's respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party's obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Upon mutual consent of both Buyer and Seller, Closing will be adjourned to a date no later than April 15, 2012. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

H.           Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

(a)      Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller's obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and any closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)      Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any actual knowledge of any pending litigation or tax appeals against Seller or the Property except as disclosed in the Permitted Exceptions; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;

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(c)      Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease and the Management Agreement;

(d)      Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have actual knowledge of any such violations;

(e)      Seller has a ground lease interest in the Property free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor's interest in the Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;

With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements;

(g)     There are no occupancy rights, leases or tenancies affecting the Property other than the Lease and subleases delivered to Buyer. Except as provided in the Ground Lease neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated except as provided in the Ground Lease;

(h)     The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable applicable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state;

To Seller's actual knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, "Environmental Laws") other than minimal waste from cleaning products and medical waste. Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, "hazardous substances" shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller's knowledge, there are no underground storage tanks located on the Property; and

12

(i)    Exhibit 1 attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the "Warranties)").

For purposes of this Agreement, the "actual knowledge" of Seller shall mean the actual knowledge of Malcolm Sina without any personal liability of Malcolm Sina under the agreement for any reason.

The representations and warranties of Seller shall survive Closing for a period of six (6) months.

12.      Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:

(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer's obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

  The representations and warranties of Buyer shall survive Closing for a period of six (6) months.

13.      Conditions Precedent to Buyer's Obligations. Buyer's obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:

(a)    Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner's form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer's leasehold interest to the Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the "Title Policy");

13

(e)    Buyer shall have received a copy of a valid and permanent final certificateof occupancy (or the equivalent thereof) for the Property which shall not contain any contingencies or require any additional work to be completed;

(d)    Tenant shall be in possession of the premises demised under the Lease, open for business to the public and paying full and unabated rent under the Leases and Tenant shall not have assigned the Lease;

(e)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing Date as if such representations and warranties were made at and as of the Closing Date, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;

(f)    Seller shall have delivered to Buyer a written waiver by Tenant of any right of first refusal, right of first offer or other purchase option that Tenant has pursuant to the Lease to purchase the Property from Seller; and

(g)    Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval,

(h)    Seller shall have executed and delivered to Buyer the Management Agreement.

(1)    Seller shall have executed and delivered the LLC Agreement provided for in Section 1(i).

In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.

14.         Conditions Precedent to Seller's Obligations. Seller's obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)    Buyer shall deliver to Seller on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof; and

(b)    At Closing, Buyer will enter into a five (5) year management agreement with Lend Lease DASCO ("DASCO") for the management of the Property ("Management Agreement"). The Management Agreement shall be negotiated between the Buyer and DASCO during the Due Diligence Period. Buyer will have the right to terminate the Management Agreement upon an agreement of any kind to sell or otherwise transfer all or a portion of Buyer's Controlling Interest or Buyer's decision to sell the Property as a stand-alone transaction or as part of a portfolio transaction or for cause. DASCO will have a thirty (30) day cure provision to address performance deficiencies specified by Buyer prior to any termination by Buyer for cause if such deficiencies can be cured in thirty (30) days, if not, DASCO shall have a reasonable amount of time beyond thirty (30) days to cure so long as such cure is diligently pursued.

14

(c)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

(d)    Buyer shall have delivered all documents to Seller or Escrow Agent required hereunder including but not limited to the applicable documents in Section 10 hereof.

(e)    Buyer shall have executed and delivered to Seller the Management Agreement.

(f)    Buyer shall have executed and delivered the LLC Agreement to Seller.

15.        Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that written notice may be given on behalf of each party by the counsel for each party and written notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16.      Seller Covenants. Seller agrees that it: {a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and maintained the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer's prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer's sole discretion: (i) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.

15

17.      Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.

18.      Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

19.      Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law

20.      No Representations or Warranties Buyer acknowledges that Seller has not investigated and does not warrant or represent to buyer that the Property is fit for the purposes intended by Buyer or for any other purpose or purposes whatsoever, and Buyer acknowledges that the Property is to be conveyed to Buyer "as-is" in its existing condition on and as of the Closing Date. Buyer will be solely responsible for any and all actions, permits, approvals and costs required for the development, occupancy and operation of the Property after the Closing and in accordance with applicable governmental authorities. Buyer is buying the Property based solely on its own investigation, inspection, and evaluation and, except as specifically contained herein, neither Seller or any agent or the Seller has made any representation or warranty, express or implied, concerning the Property or which induced Buyer to execute this Agreement, any other representations and warranties are hereby expressly disclaimed by Seller. This provision shall survive Closing.

21.      Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.

22.      Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an "Exchange") being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the "Exchanging Party") desires to effectuate such an exchange, then the other party (the "Non-Exchanging Party") agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled Closing Date shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (I) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

16

23.      Broker's Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

24.      Assignment. Buyer may assign its rights under this Agreement with the written consent of Seller, which consent will not be withheld if to a single purpose entity established by Buyer, wholly owned by Buyer or its affiliates and established for the sole purpose of purchasing the Property, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARHC MNPERIL001, LLC ("Approved Assignee") and intends to assign Approved Assignee its rights hereunder prior to Closing

25.      Attorneys' Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party's reasonable attorneys' fees and disbursements and court costs incurred in such action.

26.      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes; however any party shall deliver an original signature on this Agreement to the other party upon request.

17

27.      Anti-Terrorism.Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. "Anti-Terrorism Laws" shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

18

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:			SELLER:

AMERICAN REALTY CAPITAL V, LLC			PEORIA MOB OWNERS, LLC
By:	/s/ William M. Kahane	By:	/s/ Malcolm S. Sina
Name:	William M. Kahane	Name:	Malcolm S. Sina
Title:	President	Title:	Authorized Representative
Date:	8/10/11	Date:	8/11/11

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:

Name:

Title:

Date:

19

EXHIBITS

Exhibit A	Legal Description of Demised Premises

Exhibit B	Form of Assignment and Assumption of Ground Lease

Exhibit C	Form of Assignment and Assumption of Lease

Exhibit D	Form of Bill of Sale

Exhibit E	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F	Form of Tenant Estoppel

Exhibit Fl	Form of Ground Lessor Estoppel Certificate

Exhibit 0	Form of Guarantor Estoppel

Exhibit H	Form of Tenant Notice

Exhibit I	Warranties

Exhibit J	Due Diligence Items

LEGAL DESCRIPTION OF PROPERTY

A-1

EXHIBIT A

LOT 2 IN SUD PLAZA SUBDIVISION, SECTION 2, BEING A SUBDIVISION OF PART OF THE SOUTHEAST QUARTER OF SECTION 31, TOWNSHIP 10 NORTH, RANGE 8 EAST OF THE FOURTH PRINCIPAL MERIDIAN, PEORIA COUNTY, ILLINOIS, AS SHOWN ON THE PLAT OF SUD PLAZA SUBDIVISION SECTION 2, RECORDED JUNE 13, 2007, AS DOCUMENT NUMBER 07-19035 IN PLAT BOOK 11 AT PAGES 33 AND 34.

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

______________________("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Ground Lease dated ______________________, between ____________, as Lessor, and Assignor, as Lessee, (as amended from time to time, the "Ground Lease").

Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Lessee under and by virtue of the Ground Lease prior to the date of this Assignment. Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Lessee under and by virtue of the Ground Lease on and after the date of this Assignment.

By executing this assignment, Assignee hereby accepts the assignment of and assumes the Lessee's obligations set forth in the Ground Lease from and after the date hereof.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this day of , 2011, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:	ASSIGNEE:

By:	By
Name:	Name:
Title:	Title:

B-1

EXHIBIT C

FORM OF

ASSIGNMENT AND ASSUMPTION OF LEASE , GUARANTY AND SECURITY

DEPOSIT

________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated________________________, between Assignor and ________________________(as amended from time to time, the "Lease"), including any and all security deposits under the Lease together with all of Assignor's right, title and interest in and to that certain Guaranty of Lease dated ________________________, between Assignor and ________________________ (as amended from time to time, the "Guaranty").

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Lease on and after the date of this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this day of , 2011, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

C-1

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ____________________________, a ____________________________, having an address at ____________________________ ("Seller"), hereby bargains, sells, conveys and transfers to ____________________________ ("Buyer"), a ____________________________, all of Seller's right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the "Personal Property") located at or held in connection with that certain real property located in the State of ____________________________ as more particularly described on Schedule A attached hereto and made a part hereof.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an "as is, where is" basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this day of _______, 2011.

SELLER:

By:

Name:

Title:

D-1

SCHEDULE A

TO BILL OF SALE

(Add legal description of Real Property]

D-2

FORM OF ASSIGNMENT OF CONTRACTS,

PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the day of _______, 2011, by ________________ a ________________ ("Assignor"), to ________________ a ________________________________("Assignee").

WITNESSETH:

WHEREAS, by Agreement of Purchase and Sale (the "Purchase Agreement") dated as of ________ , 2006, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ______________________ (the "Property"); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor's right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the "Contracts").

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.

This Assignment shall be governed by the laws of the State of applicable to agreements made and to be performed entirely within said State.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

a

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF TENANT ESTOPPEL

The undersigned hereby certifies to American Realty Capital V, LLC ("Buyer"), __________________ ("Lender") and their respective successors and assigns as follows:

1.      The undersigned is the tenant under that certain [Lease Agreement] dated as of ____, [as amended by [insert any modifications to Lease] ([collectively,] the "Lease") by and between ___________________ ("Landlord") and ___________________ ("Tenant"), pursuant to which Tenant leases that real property located at ______________________________________ (the "Premises").

2.      Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3.      The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.

4.      Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

5.      The initial term of the Lease began on ____________ and expires on ____________ , 20 . The Rent Commencement Date was ____________ . Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.

6.      Tenant has no outstanding options or rights to renew or extend the term of the Lease, except ____________ . Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises under the Lease, except ____________

7.      The [Base Annual Rent] payable under the Lease is $ ____________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: ____________ per year. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.

8.      Tenant's security deposit, if any, is $ ____________ (if none, please state "none").

9.      No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

F-1

10.      (a) All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.

(b)      Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

11.      The undersigned is duly authorized to execute this Certificate on behalf of Tenant.

Dated: ____________, 2011

TENANT:
,a
By:
Name:
Title:

F-2

EXHIBIT Fl

GROUND LESSOR ESTOPPEL CERTIFICATE

__________________      2011

___________________________("Purchaser")

106 York Road

Jenkintown, PA 19046

Re:	______________________ as more particularly described on

    Exhibit A (the "Property")

Ladies and Gentlemen:

The undersigned, _______________ (together with its successors and assigns, "Lessor"), as Lessor under that certain ground lease dated _______________ between Lessor and _______________ (together with its successors and assigns, "Ground Tenant') (as amended, supplemented and/or modified from time to time, the "Lease") which covers a portion of the Property therein described (the "Premises"), hereby certifies to Purchaser and any lender, mortgagee or beneficiary under a deed of trust, and their successors and assigns as follows, as of the date hereof:

1.      Lessor is the fee owner of the Property. No third party has an option or preferential right to purchase all or any part of Lessor's interest in the Premises. Lessor has not encumbered or mortgaged its fee interest in the Premises, except to _______________ Ground Tenant is the tenant under the Lease and to Lessor's actual knowledge is the owner of the leasehold estate in the Premises.

2.      The Lease is in full force and effect. There are no other agreements other than the Lease, whether oral or written, between Ground Tenant and Lessor concerning the Premises or the Property.

3.      There have been no amendments, assignments or modifications of the Lease except as set forth on Exhibit B.

4.      The current rent payable under the Lease is $ ___________per annum, payable in ______ installments, and has been paid in full through _______________ . The monthly common area or other charges are $ _______________. No rent or other charge due from Ground Tenant to Lessor is overdue.

5.      The term of the Lease commenced on _______ and expires on _______________ , subject to the right to extend the term of the Lease for ____ additional periods of years each the "Term"). Lessor does not have a right of first refusal or right of first offer with respect to the Premises or the option to purchase the Premises at any time during the term of the Lease.

6.      Lessor has not delivered or received any notices of default under the Lease; there is no default by Ground Tenant or Lessor under the Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default thereunder. Lessor has no actual knowledge of any claims by others against Ground Tenant relating to the Premises or the use thereof.

F-3

7,      Any improvements required by the terms of the Lease to be made by Ground Tenant have been completed to the satisfaction of Lessor and any improvements required by the terms of the Lease to be made by Lessor have been completed to the satisfaction of Ground Tenant. Ground Tenant's current use and operation of the Premises complies with any use covenants or operating requirements contained in the Lease and all applicable laws. Lessor has not received written notice of any pending eminent domain proceedings or other governmental actions or any judicial actions of any kind against Lessor's interest in the Premises.

8.      Lessor's consent is not required for Ground Tenant to grant a mortgage or deed of trust on Ground Tenant's interest in the Lease (a "Leasehold Mortgage" and the holder of a Leasehold Mortgage, its successors and assigns, the "Leasehold Mortgagee"). In the event of any inconsistency between the terms of the Lease and this paragraph 8, the terms of this paragraph 8 shall govern. Lessor acknowledges that the Leasehold Mortgagee upon closing of the Leasehold Mortgage shall be a beneficiary of the rights granted to any leasehold mortgagee in the Lease and shall have the right to contractually enforce such rights against Lessor and its successors and assigns in accordance with the terms of the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Estoppel to be executed as of the day and year first above written.

LESSOR:

By:
Name:
Title:

F-4

EXHIBIT G

GUARANTOR ESTOPPEL CERTIFICATE

The undersigned hereby certifies to American Realty Capital V, LLC ("Buyer"), _______________ ("Lender") and their respective successors and assigns as follows:

1.      The undersigned ("Guarantor") is the guarantor of that certain [Lease Agreement] dated as of _______________ , as amended by [insert amendments] ([collectively,] the "Lease") by and between _______________________ ("Landlord") and _______________________ ("Tenant"), pursuant to which Tenant leases from Landlord the land and building located at _______________________ , as more particularly described in the Lease (the "Premises"). Such guaranty is made pursuant to that certain Guarantee dated as of _______________ (the "Guaranty") from Guarantor to Landlord and attached hereto.

2.      The Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3.      The Guaranty is valid and in full force and effect on the date hereof.

4.      No voluntary actions or, to Guarantor's knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof.

5.      This Certificate is delivered to induce Buyer to acquire the Premises and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.

The undersigned is duly authorized to execute this Certificate on behalf of Guarantor.

Dated: ____________, 2011

            ____________

GUARANTOR:
_____________,a ________________________
By:
Name:
Title:

G-1

EXHIBIT H

FORM OF NOTICE TO TENANT

TO: [Tenant]

Re: Notice of Change of Ownership of _____

Ladies and Gentlemen:                                      ___________________

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the "Property") to [INSERT NAME OF BUYER] (the "New Owner") and assigned to New Owner, all of the undersigned's right, title and interest under that certain Lease, dated ________ , between _______ as tenant and _____________ as landlord (the "Lease"), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

Very truly yours,
[PRIOR LANDLORD)

By:
Name:
Title:

EXHIBIT I

EXHIBIT J

DUE DILIGENCE ITEMS

1.	Updated set of tenant financials to be provided through the Closing Date to extent reasonably available to Seller and consistent with Tenant reporting requirements.

2.	A copy of any consent order imposed on the facility.

3.	A copy of all regulatory correspondence relating to any physical plant or life safety code deficiencies.

4.	A copy of any documents relating to a waiver of life safety code or physical plant requirements.

Fidelity National Title

6011 Columbus Plke, Lewis Center, OH 43035

SCHEDULE A

Title Officer:		Title No.: 2011080013
Escrow Officer:		Agent Order/File No.:
Escrow No.:	2011080013
Loan No.:

1. Effective date: at 08:00 AM

2.	Polley or Policies to be Issued:	Polley Amount
$ 437,880.00

  (a)  Owner's Policy     ( ALTA Own, Policy (06/17/06) )

Proposed insured:

Thomas K, Pierce Trust

(b)  Loan Policy          ( ALTA Loan Policy (06/17/06) )

Proposed Insured:

3.	The estate or interest in the land described or referred to In this Commitment Is: Fee Simple

4.	Title to the Fee Simple estate or interest in the land Is at the Effective Date vested in: Ford L. LeBoutilller, Trustee of the Ford LeBoutilller Trust U/A/D 9/24/2009

5.	The land referred to In this Commitment is described as follows: SEE EXHIBIT "Ah ATTACHED HERETO AND MADE A PART HEREOF

Copyright 2000.2009 American Land Title Association, All rights reserved,

The use of this Form is restricted to ALTA licensees and ALTA members In good standing as of the date of use. All other 1.1696 are prohibited. Reprinted under license from the American Land Title Association,

AM ERCCA N LAND Tint] Msc)ClATIoN

ATA Commitment - 2006

Title No.: 2011080013

Agent Order/File No.:

SCHEDULE B SECTION

REQUIREMENTS

1.	Pay 2011 Summer taxes as to parcel 45-009-750-808-00 In the amount of $2,808.74.

2.	Pay 2011 Summer taxes as to parcel 45-009-750-810-00 in the amount of $903.75.

3.	Record Discharge of Mortgage to Fifth Third Bank recorded in Llber 950, Page 813 securing a note in the original principal sum of $200,000, and other obligations described therein. This mortgage secures an equity line of credit and/or revolving loan. The Company requires a satisfactory written statement from the existing lender confirming: (a) the payoff amount, (b) that the fine of credit has been closed, and no further draws/advances will be permitted and/or the right to future advances has been terminated, and (c) agreeing to deliver a full satIsfactIon/release upon payment of the outstanding balance.

4.	Record a Certificate of Trust Existence and Authority identifying the trustee(s) of the Ford LeBoutillier Trust U/A/D 9/24/2009 in accordance with MSA 26.745 (1-6)

5.	Record Warranty Deed executed by Ford L. LeBoutillier, Trustee of the Ford LeBoutillier Trust U/A/D 9/24/2009 to Thomas K. Pierce Trust.

END OF SCHEDULE B SECTION I

Copyright 2000-2000 American Land Title Association. All rights reserved.

The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association.

Miran AMERICAN LAND InTLE Associn NON

ALTA Commitment - 2006

Title No.: 2011080013

Agent Order/File No.:

SCHEDULE B - SECTION II

EXCEPTIONS

Schedule B of the policy or policies to be Issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the company:

• 1.	Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

2,	Rights or claims of parties in possession not shown by the public records.

3.	Easements or claims of easements not shown by the Public Records and existing water, mineral, oil and exploration rights.

4.	Any encroachment, encumbrance, violation, variation or adverse circumstance affecting the Title that would he disclosed by an accurate and complete survey of the Land.

5,	Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by Public Records

6.	Restrictions upon the use of the premises not appearing in the chain of title to the land.

7.	The dower, courtesy, homestead, community property, or other statutory marital rights, if any, of the spouse of any individual insured,

8.	Any and all oil, gas, mineral, mining rights and/or reservations thereof.

9.	Those taxes and special assessments which become due and payable subsequent to date of policy, or which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records.

10.	The policy does not Insure against unpaid water, sewer, electric or gas charges, if any, that have not been levied as taxes against these lands. ( Meter readings should be obtained and adjusted between appropriate parties.)

1:1,. The policy omits any covenants or restrictions, If any, based upon race, color, religion, sex, sexual orientation, handicap, familial status, marital status, disability, national origin, ancestry, or source of income, as set forth in applicable state or federal laws, except to the extent that said covenant, or restriction is permitted by applicable law.

12.	No Liability Is assumed by the company for tax increases occasioned by retroactive revaluation or changes in land usage or loss of any homestead exemption status for the insured premises.

13.	Rights of the public and any governmental unit in any part thereof taken, used, or deeded for street, road, or highway purposes.

Copyright 2006-2000 American Land Title Association. All rights reserved.

The use of this Form Is restricted to ALTA licensees and ALTA members

In good standing as of the date of use. NI other uses are prohibited.

Reprinted under license from the American Land Title Association.

 ALTA Commitment - 2006

Title No.: 2011080013

Agent Order/File No.:

SCHEDULE B - SECTION II

EXCEPTIONS

(Continued)

14.	Mortgage executed by Ford L. Ford, NKA Ford LeBoutillier, a single person, to Fifth Third Bank, dated July 25, 2007, recorded August 20, 2007 In Liber 950, Page 813, securing a note in the original principal sum of $200,000, and other obligations described therein. This mortgage secures an equity line of credit and/or revolving loan.

15.	2010 and prior taxes are paid. 2011 Summer tax amount: $2,808.74 DUE. 2010 Winter tax amount: $427.21. Taxable Value for 2011: $110,631, SEV for 2011: $156,400. School District 45020. 0% Homestead. Permanent Parcel No. 45-009-750-808-00

16.	2010 and prior taxes are paid. 2011 Summer tax amount: $903.75 DUE. 2010 Winter tax amount: $129.41. Taxable Value for 2011: $35,598. SEV for 2011: $67,500. School District 45020, 0% Homestead, Permanent Parcel No. 45-009-750-810-00

17.	Oil, Gas and Mineral Rights, and all rights Incident thereto, are not examined.

END OF SCHEDULE B SECTION II

Copyright 2006-2009 American Land Title Association. All rights reserved.

The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title

Association.

BMW = AMERICAN LANL? AssoefffrioN

ALTA Commitment - 2006

Title No.: 2011080013

Agent Order/File No.:

LEGAL DESCRIPTION

EXHIBIT "A"

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LEEt.ANAU, STATE OF MICHIGAN, AND IS DESCRIBED AS FOLLOWS:

Lot 10 and the East 1/2 of Lot 8, Block 8, Village of Leland, according to the plat thereof as recorded In Llber 1 of Miscellaneous Records, Pages 422 and 423.

SITUATED IN THE TOWNSHIP OF LELAND, COUNTY OF LEELANAU, STATE OF MICHIGAN

ALTA Commitment – 2006